UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2006

Saba Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30221	94-3267638
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bridge Parkway, Redwood Shores, California	94065-1166
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650)-696-3840

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 29, 2006, the Board of Directors (the “Board”) of Saba Software, Inc., a Delaware corporation (the “Company”), unanimously approved changes to the compensation policies for non-employee directors of the Board. Effective immediately, each non-employee director is eligible to receive cash compensation (the “Annual Board Cash Compensation”) for such director’s services as a member of the Board consisting of (i) an annual retainer of $20,000 per annum, and (ii) an additional $1,000 per Board meeting such director attends in person.

On the date of the annual stockholders meeting, each Board member who is not an employee of the Company is eligible to receive an annual grant of a stock option to purchase up to 10,000 shares of the Company’s common stock (the “Annual Board Option Compensation”). If such option is the first option a Board member has received from the Company for his or her services as a Board member (an “Initial Grant”), then the shares subject to such option will vest over four (4) years, with 25% of the shares subject to such option vesting upon the one (1) year anniversary of the date of the grant of such option, and 1/48 of the shares subject to such option vesting monthly thereafter. If such option is not an Initial Grant, then 1/48 of the shares subject to such option will vest monthly over four (4) years.

In addition to the Annual Board Cash Compensation and the Annual Board Option Compensation for his or her services as a director, each member of the Audit Committee of the Board (the “Audit Committee”) is eligible to receive cash compensation (the “Annual Audit Committee Cash Compensation”) in the amount of $2,500 per annum, with the Chairman of the Audit Committee eligible to receive $25,000 per annum.

In addition to the Annual Board Cash Compensation and the Annual Board Option Compensation for his or her services as a director, each member of the Compensation Committee of the Board (the “Compensation Committee”), including the Chairman of the Compensation Committee, is eligible to receive cash compensation (the “Annual Compensation Committee Cash Compensation”) in the amount of $2,000 per annum.

In addition to the Annual Board Cash Compensation and the Annual Board Option Compensation for his or her services as a director, each member of the Corporate Governance and Nominating Committee of the Board (the “Nominating Committee”), including the Chairman of the Compensation Committee, is eligible to receive cash compensation (the “Annual Nominating Committee Cash Compensation”) in the amount of $2,000 per annum.

The Annual Board Cash Compensation, Annual Audit Committee Cash Compensation, Annual Compensation Committee Cash Compensation, and Annual Nominating Committee Cash Compensation (collectively, the “Aggregate Board Cash Compensation”) shall be payable on a quarterly basis, pro rated for any pro rata services; provided, however, that if, during any fiscal year, a director attends less than 80% of the aggregate of: (1) the total number of meetings of the Board (held during the period for which he or she has been a director); and (2) the total number of meetings held by all committees of the Board of which such director is a member (during the period for which he or she has been a member of such committee), then such director shall not be entitled to any of the Aggregate Board Cash Compensation for the following fiscal year.

A summary of the director compensation described above is attached hereto as Exhibit 10.1.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

10.1	Summary of Director Compensation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saba Software, Inc. (Registrant)

Date: April 3, 2006	/s/ Peter E. Williams III
(Signature)
Peter E. Williams III
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Summary of Director Compensation.